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                                                                   Exhibit 23(a)





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                                                                   Exhibit 23(a)

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8) and related Prospectus of Arrow Electronics, Inc. ("Arrow") for the registration of 673,857 shares of its common stock and to:

(a) the incorporation by reference therein of our report dated February 24, 1994, with respect to the historical consolidated financial statements and schedules of Arrow included in its Annual Report (Form 10-K) for the year ended December 31, 1993 filed with the Securities and Exchange Commission; and

(b) the incorporation by reference therein of our report dated September 23, 1994, with respect to the supplemental consolidated financial statements and schedules of Arrow at December 31, 1993 and 1992 and for each of the three years in the period ended December 31, 1993 (which give effect to the August 29, 1994 merger of Arrow and Gates/FA Distributing, Inc., which was accounted for as a pooling of interest, such supplemental consolidated financial statements will become the historical financial statements of Arrow once financial statements covering the consummation date of the Gates/FA Distributing, Inc. business combination are issued) included in its Registration Statement (Form S-4 No. 33-54413) as filed with the Securities and Exchange Commission on September 28, 1994.


                              /s/ERNST & YOUNG LLP


New York, New York
October 24, 1994